Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Inc. Receives Shareholder Support in Turnaround Effort: All Annual Meeting Proposals Pass

SAN ANTONIO, TX / ACCESSWIRE / January 10, 2018 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”), an independent oil and gas company, today announced the results from the Company’s annual shareholder meeting held yesterday. The Company’s shareholders voted to approve all seven proposals put forth by the Company’s management and board of directors. The two most significant proposals will enable the Company to (a) affect a reverse stock split of its outstanding common stock and (b) file a Certificate of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock available for future issuances. The reverse split, if approved by the board of directors in its sole discretion, will increase the per-share price of the Company’s stock, which is a necessary prerequisite of Camber’s plan to regain compliance with the additional listing requirements of the NYSE American. Additionally, by increasing the number of shares of common stock available for future issuances, Camber will be able to receive ongoing financing under the Series C Preferred Stock purchase agreement previously disclosed, subject to the terms thereof. The future financing proceeds will be used (in part), assuming received under the purchase agreement, for initiatives that are expected to directly drive revenue, such as acquiring additional reserves and reworking the Company’s existing oil and gas producing assets.

“I want to personally thank all of our shareholders for their ongoing support”, said Chief Executive Officer Richard N. Azar II, “We are working diligently to regain your trust and confidence. To date, our turnaround efforts have been successful, and we believe that ratifying these measures gives our team of industry veterans the tools we need to continue revitalizing our business.”

Since Mr. Azar took over the position of CEO last June, the Company has re-worked 6 down wells which are now oil-producing, worked to shore up its balance sheet by selling non-producing assets, secured up to an additional $16 million in financing, and submitted a plan for continued listing of the Company’s common stock to the NYSE American, which was accepted by the exchange.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $3 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Camber’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.